EXHIBIT 10 (C)

Agreement

This Agreement, dated as of April 22, 2004, is entered into by and among Gerald H. Lipkin (the “Executive”), Linda I. Lipkin (“Mrs. Lipkin”), Valley National Bancorp (the “Company”), Valley National Bank as trustee under the Gerald H. Lipkin and Linda I. Lipkin 1995 Irrevocable Trust Agreement dated July 7, 1995 (the “Trust”), Jeffrey Lipkin (“Son”) and Pamela Lipkin Sauertig (“Daughter”).

WHEREAS, the Trust is the owner of a life insurance policy (the “Policy”) issued by The Guardian Life Insurance Company of America, under which the Executive is the insured; and

WHEREAS, the Executive has been and continues to be an executive officer of the Company; and

WHEREAS, the Company has paid all premiums with respect to the Policy through July 2002; and

WHEREAS, the Trust, the Company, the Executive and Mrs. Lipkin have previously entered into a split-dollar Agreement dated as of July 7, 1995 (the “Split-Dollar Agreement”), under which the Company has an unqualified right to recoup its prior premium payments from any proceeds of the Policy, with all remaining value under the policy to be paid to the Trust or the beneficiaries of the Trust; and

WHEREAS, the Son and Daughter are beneficiaries of the Trust; and

WHEREAS, as a result of recent changes in the law, it is no longer lawful for the Company to pay the premiums on the Policy and continue the Split-Dollar Agreement. In addition, due to changes in the tax law, the Trust would be subject to tax on its increased value in the Policy if the Split-Dollar Agreement continued into 2004; and

WHEREAS, the Company is willing to accept delivery and unrestricted ownership of the Policy in exchange for the Trust’s agreement to forego all rights it has under the Policy; and

WHEREAS, the Company is willing to deliver to the Executive 8,000 shares of the Company’s common stock (the “Shares”), which Shares the Company’s consultants have determined to be equal in value to the value of the Policy to the Trust (net of the premium repayment obligation) together with the Split Dollar Agreement obligation;

WHEREAS, the Trust is willing to transfer the Policy to the Company and to release all rights that it has thereunder, in exchange for the Company’s commitment to transfer the Shares to the Executive; and

WHEREAS, the Executive is willing to transfer some Shares to the Trust as long as he incurs no gift tax on the transfer and retains sufficient funds to pay income taxes which may be due on the Shares;

NOW, THEREFORE, the parties hereto agree to the following:

1. The Trust will transfer title and ownership of the Policy to the Employer, and neither it nor the beneficiaries of the Trust will have any further rights thereunder.

2. The Company will accept the transfer of the Policy in full satisfaction of its rights under the Split-Dollar Agreement, and will thereafter have unrestricted ownership rights with respect to the Policy.

3. The Company will award 8,000 Shares to the Executive in return for the Trust’s transfer of the Policy and the Trust’s and the Executive’s termination of the Split-Dollar Agreement, with such award to be treated, if in accordance with federal tax law, as a noncompensatory, nontaxable award for federal and state income tax purposes. In addition to the 8,000 Shares, an additional 400 Shares will be issued to the Executive with respect to the 5% stock dividend declared April 7, 2004 if, and only if, the Shares are not registered in the name of the Executive prior to the record date for the stock dividend. The Restricted Stock Grant Agreement shall expressly specify that the transfer of the Policy to the Company, and the Company’s being relieved of having to make future premium payments with respect to the Policy, are the Executive’s consideration for the 8,000 Shares.

4. The Split-Dollar Agreement is hereby terminated by all parties subject to the above provisions.

5. The Executive will transfer some of the 8,000 Shares to the Trust, subject to the tax considerations set forth in the Whereas clauses above.

6. All the above events will be effected as soon as possible, and will be effected as of April 22, 2004.

IN WITNESS WHEREOF, we hereby agree to the provisions set forth herein, as of the date first set forth above.

/s/ GERALD H. LIPKIN	/s/ LINDA I. LIPKIN

GERALD H. LIPKIN	LINDA I. LIPKIN

VALLEY NATIONAL BANCORP

by:	/s/ ROBERT E. MCENTEE, DIRECTOR

ROBERT E. MCENTEE CHAIRMAN COMPENSATION COMMITTEE

/s/ VALLEY NATIONAL BANK as trustee Under the Gerald H. Lipkin and Linda I. Lipkin 1995 Irrevocable Trust Agreement dated July 7, 1995

by:	/s/ ROBERT E. MCENTEE, DIRECTOR

ROBERT E. MCENTEE CHAIRMAN COMPENSATION COMMITTEE

/s/ JEFFREY LIPKIN	/s/ PAMELA LIPKIN SAUERTIG

JEFFREY LIPKIN	PAMELA LIPKIN SAUERTIG